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                                   EXHIBIT 2.1

                            ARTICLES OF ORGANIZATION



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              STATE OF                                   NEBRASKA


                                     [FLAG]



UNITED STATES OF AMERICA,    )
                             )   ss.                        DEPARTMENT OF STATE
    STATE OF NEBRASKA        )                              LINCOLN, NEBRASKA


I, SCOTT MOORE, SECRETARY OF STATE OF NEBRASKA DO HEREBY CERTIFY;

THE ATTACHED IS A TRUE AND CORRECT COPY OF THE ARTICLES OF ORGANIZATION OF


                             UNIVERSAL DISTRIBUTION LLC


WITH ITS REGISTERED OFFICE LOCATED IN OMAHA, NEBRASKA, AS FILED IN THIS OFFICE ON JUNE 17, 1999.

I FURTHER CERTIFY THAT SAID LIMITED LIABILITY COMPANY IS IN EXISTENCE AS OF THIS DATE.

IN TESTIMONY WHEREOF,                  I HAVE HEREUNTO SET MY HAND AND
                                       AFFIXED THE GREAT SEAL OF THE STATE
                                       OF NEBRASKA ON JUNE 17, IN THE
                                       YEAR OF OUR LORD, ONE THOUSAND
                                       NINE HUNDRED AND NINETY-NINE.



[SEAL]


                                       /s/ Scott Moore


                                           SECRETARY OF STATE
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                              ARTICLES OF ORGANIZATION
                             LIMITED LIABILITY COMPANY
                                Submit in Duplicate

                          Scott Moore, Secretary of State
                      Room 1301 State Capitol, P.O. Box 94608
                                 Lincoln, NE 68509
                                   (402) 471-4079

     The undersigned, desiring to form a limited liability company for the purposes hereinafter set forth, under and in conformity with the laws of the State of Nebraska do hereby make this written certificate in duplicate and hereby state:

                                     ARTICLE 1
                                        NAME

     The name of this limited liability company shall be Universal Distribution LLC (the "Company").

                                     ARTICLE 2
                                      DURATION

     The period of duration of the Company is perpetual.

                                     ARTICLE 3
                                 PURPOSE AND POWERS

     3.1 PURPOSES. The purposes for which the Company is organized are to engage in any and all lawful purpose, other than banking or insurance, for which a limited liability company may be organized under the laws of the State of Nebraska.

     3.2 POWERS. The Company shall have and exercise all powers and rights conferred upon a limited liability company by the Nebraska Limited Liability Company Act, Neb. Rev. Stat. Sections 21-2601 ET SEQ. (the "Act"), and any enlargement of such powers conferred by subsequent legislative acts.

                                     ARTICLE 4
                            PRINCIPAL PLACE OF BUSINESS

     The Company's principal place of business in Nebraska is 1415 Jones Street, Omaha, Nebraska 68102.

                                     ARTICLE 5
                       REGISTERED OFFICE AND REGISTERED AGENT

     5.1 OFFICE. The initial registered office of the Company is 1500 Woodmen Tower, Omaha, Nebraska 68102.

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     5.2  AGENT.  The name of the initial registered agent of the Company at such address is Richard J. Pedersen.

                                     ARTICLE 6
                                   STATED CAPITAL

     The total amount of cash and a description and agreed value of all property, other than cash, initially contributed by the Members of the Company as a basis for capitalization of the Company, is $99,000 cash by Universal Mfg. Co. and $1,000 cash by Donald D. Heupel. Any future contributions to stated capital will be made in accordance with the terms and provisions of the Operating Agreement.

                                     ARTICLE 7
                          ADMISSION OF ADDITIONAL MEMBERS

     Additional Members shall be admitted to the Company from time to time, upon the affirmative vote and subject to the terms and conditions of a majority in interest of the then-existing Members. Any Member may in its sole discretion withhold consent to the admission of a new Member.

                                     ARTICLE 8
                                MAJORITY IN INTEREST

     When the term "majority in interest" is used in these Articles or in the Operating Agreement, it shall mean a majority of the profits interests in question in the Company, determined as of the date in question.

                                     ARTICLE 9
                             MANAGEMENT OF THE COMPANY

     The management of the Company shall be vested in one Manager. The Manager shall hold the office for the term and have the responsibilities accorded to them by the Members as set forth in the Operating Agreement. The name and address of the initial Manager is as follows:

                                Universal Mfg. Co.
                                    P.O. Box 190
                                405 Diagonal Street
                              Algona, Iowa 50511-0190


                                     ARTICLE 10
                                  INTERNAL AFFAIRS

     The regulations of the internal affairs of the Company are set forth in the Operating Agreement of the Company and shall govern the Members accordingly.

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                                     ARTICLE 11
                            LIMITED LIABILITY OF MEMBERS

     The Members of the Company are not liable under judgment decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.

     The undersigned, being all the Members of the Company, hereby adopts and signs the foregoing Articles of Organization for the purposes of forming the Company under the Act.

     EXECUTED in duplicate by the undersigned the 15th day of June, 1999.

UNIVERSAL MFG. CO., Member



By: /s/ Harold Pursley                               /s/ Donald D. Heupel
    --------------------------------          --------------------------------
                                                    DONALD D. HEUPEL, Member
Title:  V.P. & Treas.
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FILING FEE:  $100.00 plus $5.00 per page and $10.00 for certificate of organization



Revised 3/27/97                                       Neb. Rev. Stat. 21-2606